                                                                    EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No.1 to Registration Statement No. 333-36337 of Mail-Well, Inc. on Form S-3 of our reports dated February 10, 1997, appearing in the Annual Report on Form 10-K of Mail-Well, Inc. for the year ended December 31, 1996 and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.


/s/ Deloitte & Touche, LLP

DELOITTE & TOUCHE LLP


Denver, Colorado
October 27, 1997